UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 4, 2017

(Date of earliest event reported)

Verizon Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1095 Avenue of the Americas New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 4, 2017, the shareholders of Verizon Communications Inc. (“Verizon”) approved the Verizon 2017 Long-Term Incentive Plan (the “Plan”) at the annual meeting of shareholders (the “Annual Meeting”). The Plan became effective immediately upon shareholder approval.

The Plan is described in Item 5 of Verizon’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 20, 2017 (the “2017 Proxy Statement”). The descriptions of the Plan contained herein and in the 2017 Proxy Statement are qualified in their entirety by reference to the full text of the Plan, a copy of which was filed as Appendix B to the 2017 Proxy Statement and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2017 Annual Meeting, the following items were submitted to a vote of shareholders.

The number of common shares present at the meeting was 3,509,929,517 or 86.04% of the common shares outstanding on March 6, 2017, the record date for the meeting.

(a) The following nominees were elected to serve on the Board of Directors:

Name of Nominee	Votes Cast For	Votes Cast Against	Abstentions	Non-Votes

Shellye L. Archambeau	2,683,684,889	52,260,633	16,118,226	757,865,769

Mark T. Bertolini	2,687,184,817	48,393,104	16,485,827	757,865,769

Richard L. Carrión	2,642,456,284	93,280,402	16,327,062	757,865,769

Melanie L. Healey	2,685,044,281	51,588,693	15,430,774	757,865,769

M. Frances Keeth	2,652,282,700	83,537,973	16,243,075	757,865,769

Karl-Ludwig Kley	2,652,940,185	82,453,166	16,670,397	757,865,769

Lowell C. McAdam	2,544,958,626	177,350,083	29,755,039	757,865,769

Clarence Otis, Jr.	2,653,977,913	81,698,620	16,387,215	757,865,769

Rodney E. Slater	2,676,289,226	58,996,367	16,778,155	757,865,769

Kathryn A. Tesija	2,684,901,194	50,970,157	16,192,397	757,865,769

Gregory D. Wasson	2,681,545,722	53,554,234	16,963,792	757,865,769

Gregory G. Weaver	2,687,624,543	47,223,711	17,215,494	757,865,769

(b)	The appointment of Ernst & Young LLP as independent registered public accounting firm for 2017 was ratified with 3,395,147,476 votes for, 99,118,847 votes against and 15,663,194 abstentions.

(c)	The proposal regarding the Advisory Vote to Approve Executive Compensation was approved with 2,552,204,946 votes for, 175,565,072 votes against, 24,293,730 abstentions and 757,865,769 broker non-votes.

(d)	The votes cast on the proposal regarding the Frequency of Future Advisory Votes to Approve Executive Compensation were as follows: 2,412,705,572 votes for every year, 17,496,446 votes for every two years, 296,735,867 votes for every three years, 25,125,863 abstentions and 757,865,769 broker non-votes. Based on these voting results, at this time, Verizon will maintain its current policy of holding an Advisory Vote to Approve Executive Compensation every year.

(e)	The proposal regarding the Approval of Verizon’s 2017 Long-Term Incentive Plan was approved with 2,439,320,437 votes for, 288,415,411 votes against, 24,327,900 abstentions and 757,865,769 broker non-votes.

(f)	The shareholder proposal regarding a Human Rights Committee was defeated with 159,235,961 votes for, 2,472,694,092 votes against, 120,133,695 abstentions and 757,865,769 broker non-votes.

(g)	The shareholder proposal regarding a Report on Greenhouse Gas Reduction Targets was defeated with 398,390,443 votes for, 2,252,628,051 votes against, 101,045,254 abstentions and 757,865,769 broker non-votes.

(h)	The shareholder proposal regarding Special Shareowner Meetings was defeated with 1,357,976,190 votes for, 1,366,234,871 votes against, 27,852,687 abstentions and 757,865,769 broker non-votes.

(i)	The shareholder proposal regarding the Executive Compensation Clawback Policy was defeated with 917,187,719 votes for, 1,805,790,845 votes against, 29,085,184 abstentions and 757,865,769 broker non-votes.

(j)	The shareholder proposal regarding a Stock Retention Policy was defeated with 836,557,823 votes for, 1,883,250,746 votes against, 32,255,179 abstentions and 757,865,769 broker non-votes.

(k)	The shareholder proposal regarding a Limit on Matching Contributions for Executives was defeated with 219,550,025 votes for, 2,506,461,445 votes against, 26,052,278 abstentions and 757,865,769 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date:	May 10, 2017	/s/ William L. Horton, Jr.
William L. Horton, Jr.
Senior Vice President, Deputy General Counsel and Corporate Secretary